Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Michael H. Braun, CEO (954) 308-1322

or Peter J. Prygelski, CFO (954) 308-1252

Federated National Holding Company Announces Closing

of Offering of Common Stock

SUNRISE, Fla., August 6, 2014 – Federated National Holding Company (Nasdaq:FNHC) (the “Company”), a Florida-based provider of insurance, announced the closing of its public offering of 2,358,975 shares of its common stock, which includes 307,692 shares sold pursuant to the exercise in full of the 30-day option granted to the underwriters to cover overallotments, at a price to the public of $19.50 per share. The offering generates net proceeds to the Company of approximately $43.4 million, after deducting the underwriter's discount but before offering expenses.

The Company will use the net proceeds from the sale of the common stock for general working capital purposes, including as statutory capital in support of the Company's growth and to sustain its capital levels after its investment in Monarch, once organized.

Raymond James served as book-running manager and William Blair and Janney Montgomery Scott acted as co-managers.

A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and available on its website at http://www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus relating to this offering may also be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, (800) 248-8863.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of these securities will be solely by means of the prospectus included in the registration statement, as amended, and the final prospectus supplement that was issued in connection with the offering.

About the Company

The Company is authorized to underwrite and/or place, through its wholly owned subsidiaries, homeowners’ multi-peril (“homeowners”), commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states.  The Company markets and distributes its own and third-party insurers’ products and its other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements/Safe Harbor Statement

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
•	Descriptions of plans or objectives of management for future operations, insurance products/or services;
•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for loss and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, to underwrite in additional jurisdictions, or to organize a new property and casualty insurer in connection with our recently announced joint venture, and the timing thereof; the impact that this new insurer may have on our results of operations, once organized, inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.